EXHIBIT 99.1

SLR Investment Corp. Announces Monthly Distribution for December 2022

NEW YORK, Dec. 06, 2022 (GLOBE NEWSWIRE) -- SLR Investment Corp. (the “Company”) (NASDAQ: SLRC), today declared a distribution of $0.136667 per share for the month of December 2022. The distribution is payable on January 5, 2023 to stockholders of record as of December 22, 2022. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

ABOUT SLR INVESTMENT CORP.

SLR Investment Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company generally invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow senior secured loans, including first lien loans, and asset-based loans collateralized on a first lien basis primarily by current assets.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. SLR Investment Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact:
SLR Investment Corp.
Investor Relations
646-308-8770